Exhibit 99.1

Mesa Air Group Reports Second Quarter Fiscal 2021 Results

May 10, 2021

PHOENIX, May 10, 2021 -- Mesa Air Group, Inc. (NASDAQ: MESA) today reported second quarter fiscal 2021 financial and operating results.

Highlights for the quarter:

•	Pre-tax income of $7.6 million, net income of $5.7 million or $0.14 per diluted share[1]
•	Adjusted pre-tax income of $12.1 million, adjusted net income of $9.1 million or $0.23 per diluted share [1]
•	Letter of Intent to lease an additional 737-400F cargo aircraft
•	Invested in Archer Aviation’s eVTOL electric aircraft along with United Airlines
•	Letter of Intent with Gramercy Partners to develop a European-based regional airline
•	Named to Forbes’ list of America’s Best Midsize Employers for 2021

Mesa's Q2 2021 results reflect net income of $5.7 million, or $0.14 per diluted share, compared to net income of $1.9 million, or $0.05 per diluted share for Q2 2020. Mesa’s results include a one-time non-cash $4.5 million lease termination expense resulting from the purchase of a previously leased CRJ-900 aircraft. Adjusting for this, Mesa’s Q2 2021 quarterly net income per diluted share would have increased to $0.231.

Mesa's Q2 2021 pre-tax income was $7.6 million, compared to $3.2 million for Q2 2020. Mesa's Q2 2021 adjusted pre-tax income1 was $12.1 million, compared to $3.2 million for Q2 2020. Mesa’s Q2 2021 results include, per GAAP, the deferral of $4.9 million of revenue, all of which was billed and paid by American and United during the quarter and will be recognized over the remaining terms of the contracts. The primary reason for the $8.9 million increase in adjusted pre-tax income from Q2 2020 to Q2 2021 was $56.0 million of benefit from the Payroll Support Program (“PSP2”) under the CARES Act largely offset by temporarily reduced rates offered to our partners related to the PSP2 program.

Mesa's Adjusted EBITDA1 for Q2 2021 was $41.5 million, compared to $35.3 million in Q2 2020, and Adjusted EBITDAR1 for Q2 2021 was $51.5 million, compared to $47.6 million in Q2 2020.

1 See Reconciliation of non-GAAP financial measures

Jonathan Ornstein, Chairman and CEO, said, “The last year has emphasized the importance of innovation in the face of significant challenges. Given change is the one constant of our industry, we have focused on positioning the company for the future and taken the regional industry’s initial steps toward sustainability and de-carbonization of air travel. Our first strategic initiative this fiscal year was an investment with United Airlines in Archer Aviation, a leader in the development of electric air-mobility vehicles. Since our founding, Mesa has been an innovator and we continue to evaluate other opportunities in green technology. Additionally, we began to diversify our business model by starting a cargo operation and are flying two 737-400F with DHL. We have signed a letter of intent this quarter, partnering with Gramercy Partners for European flying and are planning to use existing CRJ-900 aircraft.”

Brad Rich, Mesa’s Chief Operating Officer, added, “During the past quarter, we continued to improve our operational performance and believe we are well-positioned with both American and United to assist in the pandemic recovery. Our operational performance improved, especially on our American flying, where block hours increased 6.8% from last quarter despite flying fewer aircraft.”

March quarter financial results:

Total operating revenue decreased by $82.6 million, or 45.9%, to $97.3 million for our three months ended March 31, 2021 as compared to our three months ended March 31, 2020. Contract Revenue decreased by $84.1 million, or 50.7%, to $81.7 million due to the impact of COVID-19, fewer aircraft at American, lower temporary contract rates, and the winter storm and subsequent power outages in Texas. Our pass-through and other revenue increased during our three months ended March 31, 2021 by $1.5 million, or 10.6%, to $15.6 million primarily due to pass-through maintenance revenue related to our E-175 fleet.

Total operating expense decreased by $85.5 million, or 51.5%, to $80.5 million for our three months ended March 31, 2021 as compared to the three months ended March 31, 2020. The reduction is primarily due to $56.0 million of PSP2 funds that are recorded as an offset to wages. Additionally, flight operations expense decreased in the three months ended March 31, 2021 due to reduced crew costs associated with less flying and training. Our maintenance expense decreased primarily due to fewer heavy engine maintenance events and lower component contracts, parts, and labor expense, offset by higher c-check expense and pass-through maintenance. In addition, general and administrative expense decreased primarily due to lower pass-through property taxes.

Fleet:

All of our operating revenue in the three months ended March 31, 2021 was derived from operations associated with our American and United Capacity Purchase Agreements and DHL Flight Services Agreement. For the three months ended March 31, 2021, 53% of the Company’s total revenue was derived from United, 45% from American, and 2% from DHL.

Below is our current and future fleet plan by partner and fleet type:

	Fiscal 2020 Q4	Fiscal Year 2021				Fiscal 2022 Q1

Fleet Plan	Q4 (Sep '20)	Q1 (Dec '20)	Q2 (Mar '21)	Q3 (Jun '21)	Q4 (Sep '21)	Q4 (Sep '21)
	Actual	Actual	Actual	Forecast	Forecast	Forecast
E-175 - UA	60	72	76	80	80	80
CRJ-700 - UA	20	8	-	-	-	-
CRJ-900 AA	54	54	45	45	45	42
737-400F - DHL	-	2	2	2	2	2
Sub-total	134	136	123	127	127	124

Leased / Spares Support
CRJ-700 Leased	-	-	5	10	15	20
CRJ-700 To be Leased to Third Party	-	12	15	10	5	-
CRJ-900 Leased to Third Party	-	-	-	-	-	2
CRJ-900 Spares Support	10	10	19	19	19	20
737-400F Spares Support	-	-	-	-	1	1
CRJ-200 Spares Support	1	1	1	1	1	1
Total Fleet	145	159	163	167	168	168

Liquidity and Capital Resources:

Mesa ended the quarter at $147.9 million in unrestricted cash and equivalents. During the quarter, Mesa fully repaid the $48.0 million United prepayment. As of March 31, 2021, the Company had $725.4 million in total debt secured primarily with aircraft and engines.

The Company was granted $56.0 million in financial assistance by the U.S. Treasury under the Payroll Support Program Extension (“PSP2”), of which $48.7 million was received during the quarter with the remaining $7.3 million received in April. The Company is not required to issue any warrants or to repay any of the amount received under the PSP2 program. The PSP2 payments are conditioned on the Company’s agreement to refrain from conducting involuntary employee layoffs or furloughs through March 31, 2021 as well as prohibitions on share repurchases and dividends through March 31, 2022 and certain limitations on executive compensation.

The Company was also granted $52.2 million in financial assistance by the U.S. Treasury under the Payroll Support Program Extension (“PSP3”) as part of the American Recovery Plan Act of 2021. On April 23, 2021, the Company received $26.1 million of the PSP3 grant with the remaining $26.1 million anticipated to be paid in May 2021. The Company is not required to issue any warrants or to repay any of the amount received under the PSP3 program. The PSP3 payments are conditioned on the Company’s agreement to refrain from conducting involuntary employee layoffs or furloughs through September 30, 2021, prohibitions on share repurchases and dividends through September 30th, 2022, and certain limitations on executive compensation.

Other Items

During the Quarter, the Company recorded $16.4 million as an Other Asset related to the vesting of 40% of our warrants held in Archer Aviation.

Forward Guidance:

($ amounts in millions)	Fiscal Year 2020	Fiscal Year 2021				Fiscal 2022 Q1
	Q4 (Sep '20)	Q1 (Dec '20)	Q2 (Mar '21)	Q3 (Jun '21)	Q4 (Sep '21)	Q4 (Sep '21)
	Actual	Actual	Actual	Forecast	Forecast	Forecast
Block Hours	57,622	69,247	73,942	82,000	88,000	89,000
Pass Through Maintenance	$9.3	$19.7	$15.0	$15.0	$13.0	$5.0
Non-Pass Through Engine and C Check	$8.1	$8.3	$14.2	$14.0	$14.0	$12.5
Deferred Revenue	$7.8	$5.2	$4.9	$1.0	$(1.0)	$(1.0)

Mesa Air Group will host a conference call with analysts on Monday, May 10 at 4:30 pm ET/1:30 pm PT. The conference call number is 888-469-2054 (Passcode: Phoenix (7463649). The conference call can also be accessed live via the web by visiting https://edge.media-server.com/mmc/p/z3u9wkm3. A recorded version will be available on Mesa's website approximately two hours after the call for approximately 14 days.

1Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three months and six months ended March 31, 2021 and the three months and six months ended March 31, 2020. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

1Reconciliation of GAAP versus Non-GAAP Disclosures

(In thousands, except for per diluted share) (Unaudited)

	Three months ended March 31, 2021
	Income Before Taxes	Income Tax (Expense)/Benefit	Net Income	Net Income per Diluted Share
GAAP Income	$7,579	$(1,890)	$5,689	$0.14
Adjustments (1)	4,508	(1,124)	3,384	$0.09
Adjusted Income	12,087	(3,014)	9,073	$0.23

Interest Expense	8,755
Interest Income	(79)
Depreciation and Amortization	20,705
Adjusted EBITDA	41,468

Aircraft Rent	9,992
Adjusted EBITDAR	51,460

(1) Includes lease termination expense of $4.5 million for the three and six months ended March 31, 2021 related to purchase of CRJ-900 aircraft, which were previously leased from Bombardier Capital.

	Three months ended March 31, 2020
	Income Before Taxes	Income Tax (Expense)/Benefit	Net Income	Net Income per Diluted Share
GAAP Income	$3,192	$(1,307)	$1,885	$0.05

Interest Expense	11,673
Interest Income	(36)
Depreciation and Amortization	20,469
EBITDA	35,298

Aircraft Rent	12,285
EBITDAR	47,583

	Six months ended March 31, 2021
	Income Before Taxes	Income Tax (Expense)/Benefit	Net income	Net Income per Diluted Share
GAAP Income	$26,518	$(6,711)	$19,807	$0.52
Adjustments (1)(2)	3,558	(900)	2,658	$0.07
Adjusted Income	30,076	(7,611)	22,465	$0.59

Interest Expense	17,837
Interest Income	(205)
Depreciation and Amortization	41,175
Adjusted EBITDA	88,883

Aircraft Rent	20,040
Adjusted EBITDAR	108,923

(1) Includes lease termination expense of $4.5 million for the three and six months ended March 31, 2021 related to purchase of CRJ-900 aircraft, which were previously leased from Bombardier Capital.

(2) Includes adjustment for gain on extinguishment of debt of $1.0 million related to repayment of the Company’s aircraft debts during our six months ended March 31, 2021.

	Six months ended March 31, 2020
	Income Before Taxes	Income Tax (Expense)/Benefit	Net income	Net Income per Diluted Share
GAAP Income/(Loss)	$17,512	$(4,842)	$12,670	$0.36

Interest Expense	24,300
Interest Income	(94)
Depreciation and Amortization	41,021
EBITDA	82,739

Aircraft Rent	23,614
EBITDAR	106,353

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. ("Mesa" or the "Company") is a holding company whose principal subsidiary, Mesa Airlines, Inc. ("Mesa Airlines"), operates as a regional air carrier providing scheduled flight service to 116 cities in 42 states, the District of Columbia, the Bahamas, and Mexico as well as Cargo services out of Cincinnati/Northern Kentucky International Airport. As of December 31, 2020, Mesa operated a fleet of 159 aircraft with approximately 420 daily departures and 3,200 employees. Mesa operates all of its flights as either American Eagle, United Express, or DHL Express flights pursuant to the terms of the capacity purchase agreements entered into with American Airlines, Inc. (“American”) and United Airlines, Inc. (“United”) and flight services agreement (“DHL”).

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for Mesa Air Group, Inc.’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. Many of the risks identified in the periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the COVID-19 pandemic. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. Mesa Air Group, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Mesa Air Group, Inc.’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

MESA AIR GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Operating revenues:
Contract revenue	$81,712	$165,781	$208,870	$337,580
Pass-through and other	15,568	14,115	38,781	26,351
Total operating revenues	97,280	179,896	247,651	363,931

Operating expenses:
Flight operations	37,403	52,891	74,367	105,535
Fuel	198	188	588	358
Maintenance	51,773	64,335	104,637	122,430
Aircraft rent	9,992	12,285	20,040	23,614
Aircraft and traffic servicing	743	1,336	1,644	2,400
General and administrative	11,164	14,500	24,237	27,496
Depreciation and amortization	20,705	20,469	41,175	41,021
Lease termination	4,508	—	4,508	—
Government grant recognition	(55,967)	—	(67,278)	—
Total operating expenses	80,519	166,004	203,918	322,854
Operating income	16,761	13,892	43,733	41,077

Other (expenses) income, net:
Interest expense	(8,755)	(11,673)	(17,837)	(24,300)
Interest income	79	36	205	94
Other (expense) income, net	(506)	937	417	641
Total other (expense), net	(9,182)	(10,700)	(17,215)	(23,565)

Income before taxes	7,579	3,192	26,518	17,512
Income tax expense	1,890	1,307	6,711	4,842
Net income	$5,689	$1,885	$19,807	$12,670

Net income per share attributable to common shareholders
Basic	$0.16	$0.05	$0.56	$0.36
Diluted	$0.14	$0.05	$0.52	$0.36

Weighted-average common shares outstanding
Basic	35,628	35,141	35,579	35,082
Diluted	39,432	35,265	38,382	35,220

MESA AIR GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	March 31, 2021	September 30, 2020
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$147,867	$99,395
Restricted cash	3,351	3,446
Receivables, net	13,867	13,712
Expendable parts and supplies, net	23,044	22,971
Prepaid expenses and other current assets	8,956	16,067
Total current assets	197,085	155,591

Property and equipment, net	1,180,684	1,212,415
Intangibles, net	7,412	8,032
Lease and equipment deposits	8,242	1,899
Operating Lease right-of-use assets	105,521	123,251
Other Assets	20,647	742
TOTAL ASSETS	$1,519,591	$1,501,930

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and financing leases	$103,980	$189,268
Current portion of deferred revenue	4,356	9,389
Current maturities of operating leases	44,016	43,932
Accounts payable	70,012	53,229
Accrued compensation	10,449	12,030
Other accrued expenses	28,610	45,478
Total current liabilities	261,423	353,326

NONCURRENT LIABILITIES:
Long-term debt and financing leases - excluding current portion	600,058	542,456
Noncurrent operating lease liabilities	38,405	62,531
Deferred credits	7,442	5,705
Deferred income taxes	70,929	64,275
Deferred revenue, net of current portion	29,502	14,369
Other noncurrent liabilities	20,988	1,409
Total noncurrent liabilities	767,324	690,745
Total liabilities	1,028,747	1,044,071

STOCKHOLDERS' EQUITY:
Preferred stock of no par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 35,700,161 (2021) and 35,526,918 (2020) shares issued and outstanding, and 4,899,497 (2021) and 0 (2020) warrants issued and outstanding	255,950	242,772
Retained earnings	234,894	215,087
Total stockholders' equity	490,844	457,859
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,519,591	$1,501,930

Operating Highlights (unaudited)

	Three months ended
	March 31
	2021	2020	Change
Available Seat Miles (thousands)	1,771,498	2,611,940	-32.2%
Block Hours	73,942	108,305	-31.7%
Average Stage Length (miles)	690	619	11.5%
Departures	35,344	55,435	-36.2%
Passengers	1,148,498	1,785,153	-35.7%
Controllable Completion Factor*
American	99.83%	99.91%	-0.1%
United	99.99%	99.97%	0.0%
Total Completion Factor**
American	95.01%	94.03%	1.0%
United	94.22%	93.19%	1.1%

*Controllable Completion Factor excludes cancellations due to weather and air traffic control
**Total Completion Factor includes all cancellations

Source: Mesa Air Group, Inc.

Mesa Air Group, Inc.

Investor Relations

Susan M. Donofrio

Investor.Relations@mesa-air.com